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                                                                   Exhibit 10.43


                   THIRD AMENDMENT TO THE WATERS CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN


          WHEREAS, Waters Corporation (the "Company") has established and maintains a stock purchase plan for the benefit of employees of the Company entitled the Waters Corporation 1996 Employee Stock Purchase Plan (the "Plan").

          WHEREAS, the Company has paid a stock dividend effective as of June 10, 1999 ("Stock Dividend"), in the amount of one share of Common Stock for each share of Common Stock issued and outstanding and held of record as of May 27, 1999, in connection with which Stock Dividend and pursuant to the Plan, the Company has authorized that the aggregate number of shares of the Common Stock that may be issued under the Plan be doubled.

          WHEREAS, as of June 10, 1999, a total of 198,216 shares of the Company's Common Stock were reserved for issuance pursuant to the Plan, and that as a result of the Stock Dividend, such number of shares reserved for issuance was doubled to 396,432 shares.


     NOW, THEREFORE, in accordance with the power of amendment contained in
Section 20 of the Plan, the Company having heretofore taken all necessary action to amend the Plan, the Plan is hereby amended, as follows:

     1. Section 3 is hereby amended by (a) replacing the number "250,000" in the second line of the first sentence thereof with the number "500,000" and (b) adding the words "occurring after June 10, 1999" after the words "subject to adjustment" on the second line of Section 3.

     2. Section 10 is hereby amended by replacing the number "250,000" that appears on lines nine (9), eleven (11) and thirteen (13) of the single paragraph comprising Section 10, in each case, with the number "500,000."

     IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized representative this 10th day of June 1999.

                                          WATERS CORPORATION



                                          By:   /s/ Brian K. Mazar
                                              ---------------------------
                                                Brian K. Mazar
                                          Its:  Sr. VP, Human Resources
                                              ---------------------------